UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2026

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

4400 Route 9 South, Suite 3100, Freehold, NJ 07728

(Address of principal executive offices)

(732) 780-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Avalon GloboCare Corp. is filing this Form 8-K/A (“Amendment No. 1”) to its Current Report on Form 8-K as originally filed with the Securities and Exchange Commission on Marh 2, 2026 (the “Original Filing”) to correct an inadvertent error in the number of shares reported as being issued pursuant to Item 3.02 of the Original Filing. No other changes have been made from the Original Filing.

Item 1.01. Entry into a Material Definitive Agreement.

On February 26, 2026, Avalon GloboCare Corp. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional investors (“the “Purchasers”) for the issuance and sale in a private placement (the “Private Placement”) of (i) 490,197 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per shares (“Common Stock”) at a purchase price of $0.51 per Share; (ii) pre-funded warrants (the “Pre-Funded Warrants”) at a purchase price of 0.5099 per Pre-Funded Warrant to purchase up to an aggregate of 5,882,353 shares of Common Stock (the “Pre-Funded Warrant Shares”); (iii) Series A-1 warrants to purchase up to 6,372,550 shares of Common Stock (the “Series A-1 Warrants,” and the shares issuable upon exercise thereof, the “Series A-1 Warrant Shares”) and (iv) Series A-2 warrants to purchase up to 6,372,550 shares of Common Stock (the “Series A-2 Warrants,” together with the Series A-1 Warrants, the “Warrants”) and the shares issuable upon exercise thereof, the “Series A-2 Warrant Shares,” together with the Series A-1 Warrant Shares, the “Warrant Shares”). The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

Each Warrant has an exercise price of $0.51 per share. The Warrants are not exercisable until the Stockholders of the Company approve the issuance of the Warrants and the Warrant Shares upon the exercise thereof (the “Stockholder Approval”). The Series A-1 Warrants will expire five (5) years following the date of Stockholder Approval. The Series A-2 Warrants will expire eighteen (18) months following the date of Stockholder Approval. A holder may not exercise any portion of the Common Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to either the Series A-1 Common Warrants or the Series A-2 Common Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

The Prefunded Warrants are immediately exercisable and may be exercised at a nominal exercise price of $0.0001 per share of Common Stock at any time until all of the Prefunded Warrants are exercised in full. A holder may not exercise any portion of the Common Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to Prefunded Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

As compensation to H.C. Wainwright & Co., LLC as the exclusive placement agent in connection with the Private Placement (the “Placement Agent”), the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the Private Placement, plus a management fee equal to 1.0% of the gross proceeds raised in the Private Placement and reimbursement of certain expenses and legal fees. The Company also issued warrants to designees of the Placement Agent (the “Placement Agent Warrants”) to purchase up to 5.0% of the aggregate number of shares of Common Stock placed in the Offering, equating to 318,628 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants have substantially the same terms as the Series A-1 Warrants, except that the Placement Agent Warrants have an exercise price equal to $0.6375 per share.

The Engagement Letter and the Purchase Agreement contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of February 26, 2026, with the Purchaser, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of Shares and the shares of Common Stock underlying the Pre-Funded Warrants and the Common Warrants no later than 45 days after the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 75 days following the date of the Registration Rights Agreement (or 90 days following the date of the Registration Rights Agreement in the event of a “full review” by the Securities and Exchange Commission).

The Private Placement closed on February 27, 2026. The net proceeds to the Company from the Private Placement are expected to be approximately $2.8 million, after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for continuing operating expenses and working capital.

Roth Capital Partners acted as our financial advisor for the Private Placement for which we paid them a cash fee of $75,000.

The foregoing descriptions of terms and conditions of the Purchase Agreement, the Pre-Funded Warrants, the Series A-1 Warrants, the Series A-2 Warrants, the Placement Agent Warrants, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement, the form of the Pre-Funded Warrant, the form of the Series A-1 Warrant, the form the Series A-2 Warrant, the form of the Placement Agent Warrant, and the form of the Registration Rights Agreement, which are attached hereto as Exhibits 10.1, 4.1, 4.2, 4.3, 4.4 and 10.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to (i) the Shares; (ii) the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants, (iii) the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, (iv) the shares of the Company’s common stock issuable upon exercise of the Warrants, and (v) the shares of Common Stock issuable upon exercise of the Placement Agent Warrants, is incorporated herein by reference. Neither the issuance of the Shares, Pre-Funded Warrants, the Warrants, the Placement Agent Warrants or the shares of Common Stock issuable upon exercise thereof, as applicable, were registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of the Shares, the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants were and the shares of Common Stock issuable upon the exercise thereof will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder. The Company intends to use the net proceeds from the Private Placement for the repayment of certain outstanding debt and for working capital and general corporate purposes.

On each of February 19, 2026, February 24, 2026 and February 26, 2026, the Company issued 287,411, 230,739 and 750,522 shares of its common stock, respectively upon exercise of existing warrants on a net-exercise basis. The February 24, 2026 issuance of warrant exercise shares triggered the disclosure requirement under this Item 3.02. No proceeds were received upon exercise. These shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) and/or 3(a)(9) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On February 26, 2026, the Company issued a press release announcing the pricing of the Private Placement. A copy this press release is furnished and is incorporated herein by reference.

On February 27, 2026, the Company issued a press release announcing the closing of the Private Placement. A copy this press release is furnished and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1#	Form of Prefunded Warrant
4.2#	Form of Series A-1 Common Warrant
4.3#	Form of Series A-2 Common Warrant
4.4#	Form of Placement Agent Warrant
10.1#*	Form of Securities Purchase Agreement
10.2#	Form of Registration Rights Agreement
99.1#	Pricing Press Release dated February 26, 2026
99.2#	Closing Press Release dated February 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Previously filed
*	The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: March 24, 2026	By:	/s/ Luisa Ingargiola
	Name:	Luisa Ingargiola
	Title:	Chief Financial Officer